EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-19127) of Cornell Companies, Inc., of our report dated June 28, 2004 relating to the financial statement of the Cornell Companies, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2003, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas

July 13, 2005